UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 10, 2017

EastGroup Properties, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	1-07094	13-2711135
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

190 East Capitol Street, Suite 400, Jackson, Mississippi		39201
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	601-354-3555

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

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ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 11, 2017, the Board of Directors appointed each of John F. Coleman and Brent W. Wood as Executive Vice President of the Company. As previously announced, Mr. Wood was also appointed Chief Financial Officer effective August 1, 2017. In connection with the appointment as Executive Vice President, the Company entered into revised Severance and Change in Control Agreements with each of Messrs. Coleman and Wood. The Severance and Change in Control Agreements are substantively identical to the agreements entered into with the Company’s President and other Executive Vice President, the form of which was previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 18, 2016.

On May 10, 2017, the Compensation Committee of the Board of Directors approved a transitional compensation arrangement with N. Keith McKey, Executive Vice President and Chief Financial Officer, who has announced his retirement effective July 31, 2017. Mr. McKey will not be eligible for any annual or long-term cash or equity incentive compensation with respect to the 2017 performance period. In lieu thereof, the Compensation Committee approved a salary in the amount of $1,025,030, which equals Mr. McKey’s 2016 total compensation prorated for the partial year through his retirement on July 31, 2017.

On May 10, 2017, the Compensation Committee of the Company’s Board of Directors amended the compensation program for the non-employee directors. As amended, the retainer for the Chairman of the Compensation Committee was increased from $10,000 to $15,000. Additionally, the Compensation Committee approved a special retainer for the Chairman of the Board in the amount of $175,000.

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Stockholders held on May 11, 2017, the stockholders (i) elected the nine director nominees, (ii) approved, on an advisory basis, the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the 2017 fiscal year, (iii) approved, on an advisory basis, the compensation awarded to the Company’s Named Executive Officers; and (iv) voted, on an advisory basis, on the frequency of future advisory votes on executive compensation

The results of the voting for the nine director nominees were as follows:

Name	Affirmative	Negative	Abstentions	Broker Non-Votes
D. Pike Aloian	28,763,303	1,077,086	114,140	2,167,172
H.C. Bailey, Jr.	28,918,216	1,029,788	6,525	2,167,172
H. Eric Bolton, Jr.	29,766,485	73,459	114,585	2,167,172
Hayden C. Eaves, III	29,776,964	171,371	6,194	2,167,172
Fredric H. Gould	28,920,194	1,028,139	6,196	2,167,172
David H. Hoster II	28,977,069	971,149	6,311	2,167,172
Marshall A. Loeb	29,796,717	43,671	114,141	2,167,172
Mary E. McCormick	28,855,174	985,374	113,981	2,167,172
Leland R. Speed	28,848,856	991,201	114,472	2,167,172

The results for the advisory vote for the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the 2017 fiscal year were as follows:

Affirmative	Negative	Abstentions
31,944,213	165,782	11,706

The results for the advisory vote on executive compensation for 2016 were as follows:

Affirmative	Negative	Abstentions	Broker Non-Votes
29,229,593	578,628	146,308	2,167,172

The results for the advisory vote on the frequency of future advisory votes on executive compensation were as follows:

Votes For	Votes For	Votes For		Broker
One Year	Two Years	Three Years	Abstentions	Non-Votes
25,393,996	141,920	4,400,592	18,021	2,167,172

As a result of the stockholder advisory vote and other factors, the Company will hold future non-binding advisory votes on the compensation of our named executive officers on an annual basis, until the next non-binding advisory vote on the frequency of such votes on executive compensation.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EastGroup Properties, Inc.

May 16, 2017	By:	N. Keith McKey

Name: N. Keith McKey
Title: Chief Financial Officer, Treasurer and Secretary